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                                                                   EXHIBIT 10.14

                         OSHMAN'S SPORTING GOODS, INC.

                       REPRICING STOCK OPTION AGREEMENT
                          UNDER THE 1994 OMNIBUS PLAN


    This agreement is made as of April 9, 1998, between Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company"), and Alvin N. Lubetkin ("Optionee").

    WHEREAS, the Company has adopted the 1994 Omnibus Plan, as amended (the "Plan"), which permits the grant of stock options ("Stock Options") to purchase shares of the Company's common stock, par value $1.00 per share, regardless of the series or class ("Common Stock"), to eligible employees;

    WHEREAS, Optionee is employed by the Company and has previously been granted Stock Options under the Plan; and

    WHEREAS, the Company and the Optionee have agreed to cancel and terminate certain of the Optionee's Stock Options previously granted to Optionee and to issue new Stock Options to Optionee;

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

    Section 1. DEFINITIONS. Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

    Section 2. CANCELLATION AND TERMINATION. Effective as of the date of this Agreement, the Company and Optionee hereby expressly agree that those Stock Options set forth on Exhibit A previously granted to Optionee are hereby canceled and terminated, and all of the Optionee's rights, options and privileges regarding such stock options hereby cease and terminate in their entirety.

    Section 3. GRANT OF STOCK OPTION. Effective as of the date of this Agreement, the Company hereby grants to Optionee the right, privilege and option as herein set forth (the "Stock Option") to purchase up to 250,000 shares (the "Shares") of common stock $1.00 par value per share, of the Company (or any security or other property into which such common stock may be changed by reason of any transaction or event of the type described in Section 5.5 of the Plan) ("Common Stock"), in accordance with the terms of this document. The Shares, when issued to Optionee upon the exercise of the Stock Option, shall be fully paid and nonassessable. The Stock Option is granted pursuant to the Oshman's Sporting Goods, Inc. 1994 Omnibus Plan (the "Plan") and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this document. By acceptance of the Stock Option, Optionee agrees (i) to be bound by all of the terms, provisions, conditions and limitations of the Plan and the Stock Option, (ii) not to disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after the termination of employment or Retirement and (iii) not to interfere with the employment of any other employee of the Company or any Subsidiary. All capitalized terms
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used herein shall have the same meanings as set forth in the Plan document unless otherwise specifically provided. The Stock Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Section 4. OPTION TERM. Subject to earlier termination as provided herein, or in the Plan, the Stock Option shall terminate on April 8, 2008. The period during which the Stock Option is in effect shall be referred to as the "Option Period".

    Section 5. OPTION EXERCISE PRICE. The exercise price (the "Option Price") of the Shares subject to the Stock Option shall be $5.50 per Share for Shares purchased during the Option Period.

    Section 6. VESTING SCHEDULE. Except to the extent otherwise provided by the Plan, the Stock Options granted under Section 3 shall vest and be exercisable as provided in the following Schedule:

              DATE                         PERCENTAGE OF STOCK OPTIONS
                                                     VESTED

         APRIL 8, 2000                                 40%
         APRIL 8, 2001                                 70%
         APRIL 8, 2002                                100%

    However, all shares covered by the Stock Options may be exercised in accordance with Section 5.7(a) of the Plan.

    Section 7. METHOD OF EXERCISE. To exercise the Stock Option, Optionee shall deliver written notice to the Company stating the number of Shares with respect to which the Stock Option is being exercised together with payment for such Shares. Payment shall be made (i) in cash or by check acceptable to Company,
(ii) provided Optionee can do so without incurring liability under Section 16(b) of the Exchange Act, in nonforfeitable, unrestricted shares of the Company's Common Stock owned by Optionee at the time of exercise of the Stock Option having an aggregate Fair Market Value at the date of exercise equal to the aggregate Option Price as set forth in Paragraph 5 herein or (iii) by a combination of (i) and (ii).

    Section 8. TERMINATION OF EMPLOYMENT. Termination of Optionee's employment shall affect Optionee's rights under the Stock Option as follows:

           (a) Termination of Employment For Cause. If the employment of Optionee with the Company is "terminated for cause" (as defined in the Plan) no further vesting shall occur after the date of said termination and Optionee's right to exercise the vested portion of the Stock Option shall terminate at the close of business on the date of termination of employment.

           (b) Termination other than by Death or Disability that is not a "termination for cause". If the employment of Optionee terminates for any reason other than Death or Disability or a "termination for cause" by the Company, any nonvested portion of the Stock Option shall immediately become vested, and Optionee shall have the right to exercise any part of the vested portion of the Stock Option at any time during the six (6) months following the date of such termination (e.g., if termination occurs on June 15, the Stock Option would terminate

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December 15, subject to the proviso below); and

           (c) Termination by Death or Disability. If the employment of Optionee terminates on account of Optionee's Death or Disability any nonvested portion of the Stock Option shall immediately become vested and Optionee (or a person described in the next succeeding sentence) shall have the right to exercise any part of the vested portion of the Stock Option at any time during the one-year period concluding on the first anniversary of the termination of employment as a result of death or Disability. In the event Optionee's employment is terminated by reason of death or Disability, the vested portion of the Stock Option may be exercised pursuant to this Section (c) by Optionee or
(1) in the case of death, by the person or persons to whom Optionee's rights under the Stock Option shall pass by will or by the applicable laws of descent and distribution, or (2) in the case of Disability, by Optionee's personal representative;

           (d) Notwithstanding the foregoing, in no event shall any portion of the Stock Option be exercisable for any reason (including pursuant to this Section 8) at any time after April 8, 2008.

    Section 9. REORGANIZATION OF THE COMPANY AND SUBSIDIARIES/CHANGE IN CONTROL. The existence of the Stock Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    If a Change in Control shall occur, then the Stock Option shall become exercisable in full, whether or not otherwise exercisable. If approved by the Board prior to or within 30 days after a Change of Control, the Board shall have the right for a period of 45 days following the date of the Change in Control to satisfy the Company's obligations under the Stock Option by paying Optionee in cash or by certified check an amount net of any taxes required to be withheld equal to any excess of the "market value" (as defined in Section 5.7(b) of the Plan) per Share subject to Optionee's exercise of the Stock Option multiplied by the number of Shares subject to Optionee's exercise of the Stock Option. "Change in Control" shall have the meaning ascribed to it in the Plan.

    Section 10. ADJUSTMENT OF SHARES. In the event of stock dividends, spin-offs of assets, or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events affecting the Stock Option, the number of Shares subject to the Stock Option shall be appropriately adjusted, as determined by the Committee.

    Section 11. NO RIGHTS IN SHARES. Optionee shall have no rights as a stockholder in respect of Shares until such Optionee becomes the holder of record of such Shares.

    Section 12.  CERTAIN RESTRICTIONS.  By exercising the Stock Option,
Optionee agrees that if at the time of such exercise the sale of Shares issued hereunder is not covered by a valid registration statement filed under the Securities Act of 1933 ("Act"), Optionee will acquire the Shares for his own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Optionee will enter into such written

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representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this document. Optionee agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Stock Option.

    Section 13. SHARES RESERVED. The Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Stock Option.

    Section 14. NON-TRANSFERABILITY OF OPTION. The Stock Option granted pursuant to this document is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The Stock Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative.

    Section 15. AMENDMENT AND TERMINATION. No amendment or termination of the Stock Option shall be made by the Board or the Committee at any time without the written consent of Optionee.

    Section 16. NO GUARANTEE OF EMPLOYMENT. The Stock Option shall not confer upon Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Optionee's employment or other service at any time.

    Section 17. WITHHOLDING OF TAXES. The Company shall have the right to (i) make deductions from the number of Shares otherwise deliverable upon exercise of the Stock Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

    Section 18. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company or any Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Stock Option.

    Section 19. SEVERABILITY. In the event that any provision of the Stock Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Stock Option, and the Stock Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

    Section 20. GOVERNING LAW. The Stock Option shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

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    Executed effective as of the 9th day of April, 1998.

                                    "COMPANY"

                                    OSHMAN'S SPORTING GOODS, INC.


                                    By:
                                       _________________________________
                                    Printed Name: Steven U. Rath
                                    Title: Executive Vice President



    Accepted effective as of the 9th day of April, 1998.

                                    "OPTIONEE"

                                    ALVIN N. LUBETKIN


                                    ____________________________________

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                                   EXHIBIT A



                                NUMBER OF SHARES
    DATE OF GRANT           UNDERLYING STOCK OPTIONS       PURCHASE PRICE
    -------------           ------------------------       --------------
    April 20, 1995                   250,000                    $7.125

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